Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Superior Energy Services, Inc.:
We consent to incorporation by reference in Registration Statements No. 333-35286 and No. 33-123442 on Form S-3 and No. 333-12175, No. 333-43421, No. 333-33758, No. 333-101211, No. 333-125316, No. 333-144394, No. 333-146237 on Form S-8 of Superior Energy Services, Inc. of our reports dated February 28, 2008, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Superior Energy Services, Inc.
Our Report for the year ended December 31, 2007 refers to an adoption of the Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment.
/s/ KPMG LLP
New Orleans, Louisiana
February 28, 2008